Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Trust (BHK)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:
12-02-2015

Security Type:
BND/CORP


Issuer
McDonald's Corporation (2026)

Selling Underwriter
Morgan Stanley & Co. LLC,

Affiliated Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., Goldman,
Sachs & Co., J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mizuho Securities USA Inc.,
Morgan Stanley & Co. LLC, Wells Fargo
Securities, LLC, ANZ Securities, Inc.,
Barclays Capital Inc., Blaylock Beal Van,
LLC, BNP Paribas Securities Corp., Drexel
Hamilton, LLC, HSBC Securities (USA) Inc.,
ING Financial Markets LLC, Lebenthal &
Co., LLC, Loop Capital Markets LLC,
Mitsubishi UFJ Securities (USA), Inc., PNC
Capital Markets LLC, Rabo Securities USA,
Inc., RBC Capital Markets, LLC, RBS
Securities Inc., Samuel A. Ramirez &
Company, Inc., Scotia Capital (USA) Inc.,
SG Americas Securities, LLC, SMBC Nikko
Securities America, Inc., Standard
Chartered Bank, SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC,
The Williams Capital Group, L.P.,
Unicredit Capital Markets LLC, U.S.
Bancorp Investments, Inc.


Transaction Details

Date of Purchase
12-02-2015


Purchase Price/Share
(per share / % of par)
$99.676

Total Commission,
Spread or Profit
0.450%

1.	Aggregate Principal Amount Purchased (a+b)
$100,000,000

a.US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$16,997,000

b.Other BlackRock Clients
$83,003,000

2.	Aggregate Principal Amount of Offering
$1,750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.057142


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
12-07-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-07-2015

Global Syndicate Team Member













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